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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-60975 and 333-106616) and Form S-8 (File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805, 333-47268 and 333-102321) of Mandalay Resort Group of our report dated March 12, 2004, relating to the financial statements of Elgin Riverboat Resort—Riverboat Casino as of and for the year ended December 31, 2003 appearing in this Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 13, 2004

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INDEPENDENT AUDITORS' CONSENT